Investor and Media Contact: Investor and Media Contact:

Fredrik Wiklund Haris Tajyar

Senior Director, Investor Relations & Managing Partner

Corporate Development Investor Relations International

650-624-4992 818-382-9702

fredrik.wiklund@tercica.com htajyar@irintl.com

Litigation Settlement Reached between Tercica, Genentech and Insmed

Companies Partner through License and Development Agreement

Brisbane, Calif. and Richmond, Va. - March 6, 2007 - Tercica, Inc., (Nasdaq: TRCA)  and Insmed Incorporated (Nasdaq: INSM) today announced that Tercica, Insmed and Genentech, Inc. (NYSE: DNA) have entered a Settlement, License and Development Agreement that resolves all outstanding litigation between the companies, including the patent infringement suits brought by Tercica and Genentech against Insmed in the United States (N.D. Cal.) and United Kingdom, and the unfair business practices suit (E.D. Virginia). The key elements of this settlement are:

  Insmed will no longer provide IPLEX TM to patients with severe Primary IGF-1 Deficiency and other short stature indications and will withdraw its IPLEX marketing authorization application for severe Primary IGF-1 Deficiency in the European Union.

  Through licensing and development rights granted by Tercica and Genentech, Insmed will have freedom to operate regarding the manufacture, development and commercialization of IPLEX for certain non-short stature indications including severe insulin resistance, myotonic muscular dystrophy and HIV associated adipose redistribution syndrome (HARS), subject to opt-in rights and royalty provisions for Tercica and Genentech.

  Tercica and Genentech have waived the damages award by the jury in the U.S. patent infringement litigation.

In a joint statement, Dr. John A. Scarlett, Tercica's President and Chief Executive Officer, and Dr. Geoffrey Allan, Insmed's President, Chief Executive Officer and Chairman of the Board of Directors, stated, "We are very pleased with our new licensing and development relationship. It allows Tercica to focus its efforts in the short stature market and allows Insmed, in cooperation with Tercica and Genentech, to focus its IPLEX development efforts in valuable non-short stature indications."

U.S./Canada IPLEX Sales for Tercica/Genentech Indications

As a consequence of the court's finding that Tercica's patents were infringed, Insmed will no longer be able to provide IPLEX in the U.S. for severe Primary IGF-1 Deficiency and the following indications: Primary IGF-1 Deficiency, Noonan's Syndrome, Laron Syndrome, Growth Hormone Deficiency, and all other short stature indications; and Adult Growth Hormone Deficiency. These indications are collectively referred to as "the TRCA/Genentech Indications." Insmed and Tercica will work closely together with pediatric endocrinologists to identify therapeutic alternatives for children currently receiving IPLEX, and where appropriate, to transition patients to Increlex TM

IPLEX Worldwide License and Development Agreement

The parties will form a joint development (and subsequently, a joint commercialization) committee to guide the development and commercialization of IPLEX in non-Tercica/Genentech Indications. Tercica (along with Ipsen, for Ipsen's Increlex territory) and Genentech will have the right to opt into Insmed's development and commercialization of each non-Tercica/Genentech Indication up to 90 days after Insmed provides "Phase III-enabling" clinical data. Tercica will have the first right to opt into orphan indications, and Genentech will have the first right to opt into non-orphan indications. If Tercica does not opt into an orphan indication, Genentech will have the right to opt-in. Similarly, if Genentech does not opt into a non-orphan indication, Tercica will have the right to opt-in. In the case of an opt-in, Insmed will retain development control prior to approval, and Tercica or Genentech would gain commercial control after approval.

If the opt-in is exercised by Tercica, Insmed would be reimbursed 50% of its incurred development costs for the indication and further development costs would be shared 50:50. Upon subsequent commercialization, Insmed and Tercica will split profits 50:50 after accounting for relevant expenses including sales-based tiered royalties of 6%-15% to Genentech.

If the opt-in is exercised by Genentech, Insmed would be reimbursed 50% of its incurred development costs for the indication. Subsequent development costs and profits will be split 50:50, but no royalty will be owed to Tercica.

If neither Tercica nor Genentech opts in, Insmed will pay a 4% royalty on all commercial sales of the approved drug to Genentech.

Worldwide Pre-Approval IPLEX Sales

Outside the U.S. and Canada, Insmed will be permitted to continue to provide IPLEX to physicians through its Expanded Access Program for non Tercica/Genentech indications (excluding severe insulin resistance) and ALS in Italy. Any cost reimbursement obtained from this program would be subject to a tiered royalty of 4% to 15% shared between Tercica, Genentech and Ipsen.

The Settlement, License and Development Agreement is in effect until the later of 2018 or the expiration of any subsequent Tercica/Genentech issued patents that cover IPLEX or its indications.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for short stature and other metabolic disorders. For further information on Tercica, please visit www.tercica.com.

About Insmed

Insmed Inc. is a biopharmaceutical company focused on the development and commercialization of drug candidates for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com

Tercica Safe Harbor Statement

Except for the historical statements contained herein, this press release contains forward-looking statements concerning prospects and results, including statements concerning a worldwide partnership with opt-in rights for Tercica on non-Tercica/Genentech Indications and settlement of all outstanding litigation between Tercica, Genentech and Insmed. Because Tercica's forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the risk that none of the non-Tercica/Genentech Indications demonstrate clinically meaningful efficacy and safety, and the risks and uncertainties disclosed from time to time in reports filed by Tercica with the SEC, including most recently Tercica's Form 10-Q for the quarter ended September 30, 2006 filed with the SEC on November 3, 2006.

Insmed Safe Harbor Statement

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding business strategies, growth opportunities for approved or proposed products, plans and objectives of management. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that our product candidates may fail in clinical trials or may not be successfully marketed, we may lack financial resources to complete development of product candidates, we may be unable to raise additional financing necessary to continue current operations competing products may be more successful, demand for new pharmaceutical products may decrease and the biopharmaceutical industry may experience negative market trends. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The forward-looking statements made in this release are made only as of the date hereof and Insmed disclaims any intention or responsibility for updating predictions or financial guidance contained in this release.

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